Exhibit 99.1

M/I Homes Reports
First Quarter Results

Columbus, Ohio (April 30, 2008) - M/I Homes, Inc. (NYSE:MHO) announced results for the first quarter ended March 31, 2008.

The Company recorded a net loss for the quarter ended March 31, 2008 of $22.2 million, or $1.58 per common share, which included pre-tax charges totaling $22.3 million, or $0.98 per share, for impairments and write-offs recorded in connection with its land inventory.  The Company recorded net income of $2.2 million, or $0.16 per diluted share in the first quarter of 2007, which included $2.2 million or $0.10 per diluted share of similar pre-tax charges.

New contracts and homes delivered for the first quarter of 2008 were 554 and 450, respectively, compared to new contracts of 931 and homes delivered of 686 for the first quarter of 2007.  Backlog of homes at March 31, 2008 had a sales value of $243 million, with an average sales price of $297,000 and backlog units of 816.  Backlog of homes at March 31, 2007 had a sales value of 543 million, with an average sales price of $323,000 and backlog units were 1,678.  M/I Homes had 148 active communities at March 31, 2008 compared to 161 at March 31, 2007.

Robert H. Schottenstein, Chief Executive Officer and President, commented, “Our first quarter results reflect the difficult and challenging conditions facing the homebuilding industry.  While margins and earnings remain under pressure, we continue to make progress in a number of important areas.  Specifically, we reduced our owned lot count by 10% during the quarter - on top of the 30% lot reduction in 2007.  Additionally, we generated $99 million of cash during the quarter resulting in a further reduction of our homebuilding bank borrowings from $115 million at December 31, 2007 to $42 million at March 31, 2008.  Our debt to capital ratio at quarter’s end stands at 31% and represents one of the lowest debt levels in our industry.  And, we remain on target to reduce the borrowings on our credit facility to zero by year end.”

Mr. Schottenstein continued, “Looking ahead, we will remain focused on a predominantly defensive operating strategy aimed at further reducing inventories and expense levels as well as continuing to improve and strengthen our balance sheet.  This strategy has served us well as we work through the current cycle and position M/I for the eventual improvement in selling conditions.”

The Company will broadcast live its earnings conference call today at 4:00 p.m. Eastern Time.  To hear the call, log on to the M/I Homes’ website at mihomes.com, click on the “Investors” section of the site, and select “Listen to the Conference Call.”  The call, along with any applicable reconciliation of non-GAAP financial measures, will continue to be available on our website through April 2009.

M/I Homes, Inc. is one of the nation’s leading builders of single-family homes, having delivered over 71,000 homes.  The Company’s homes are marketed and sold under the trade names M/I Homes and Showcase Homes.  The Company has homebuilding operations in Columbus and Cincinnati, Ohio; Chicago, Illinois; Indianapolis, Indiana; Tampa and Orlando, Florida; Charlotte and Raleigh, North Carolina; South Carolina; and the Virginia and Maryland suburbs of Washington, D.C.

Certain statements in this Press Release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements.  These statements involve a number of risks and uncertainties.  Any forward-looking statements that we make herein and in future reports and statements are not guarantees of future performance, and actual results may differ materially from those in such forward-looking statements as a result of various factors relating to the economic environment, interest rates, availability of resources, competition, market concentration, land development activities and various governmental rules and regulations, as more fully discussed in the Risk Factors section in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.  All forward-looking statements made in this Press Release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this Press Release will increase with the passage of time.  The Company undertakes no duty to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.  However, any further disclosures made on related subjects in our subsequent filings, releases or presentations should be consulted.

Contact M/I Homes, Inc.
Phillip G. Creek, Executive Vice President, Chief Financial Officer, (614) 418-8011
Ann Marie W. Hunker, Corporate Controller, (614) 418-8225

M/I Homes, Inc. and Subsidiaries
Consolidated Statements of Income
(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2008	2007

Revenue:	$156,085	$216,569

Net income:
(Loss) income from continuing operations	$(20,150)	$2,071
Income from discontinued operations	380	158
Net (loss) income	(19,770)	2,229
Preferred share dividends	2,437	-
Net (loss) income to common shareholders	$(22,207)	$2,229

(Loss) earnings per share to common shareholders:
Basic:
Continuing operations	$(1.61)	$0.15
Discontinued operations	0.03	0.01
Total	$(1.58)	$0.16

Diluted:
Continuing operations	$(1.61)	$0.15
Discontinued operations	0.03	0.01
Total	$(1.58)	$0.16

Weighted average shares outstanding:
Basic	14,007	13,943
Diluted	14,007	14,120

M/I Homes, Inc. and Subsidiaries
Selected Supplemental Financial and Operating Data
(Dollars in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2008	2007

Revenue	$156,085	$216,569
Gross margin	3,410	45,243
General and administrative expense	17,558	20,741
Selling expense	13,726	17,131
Operating (loss) income	(27,874)	7,371
Other income	(5,555)	-
Interest expense	4,439	4,028
(Loss) income from continuing operations before income taxes	(26,758)	3,343
(Benefit) provision for income taxes	(6,608)	1,272
(Loss) income from continuing operations, net of income taxes	(20,150)	2,071
Income from discontinued operations, net of income taxes	380	158
Net (loss) income	(19,770)	2,229
Preferred share dividends	2,437	-
Net (loss) income to common shareholders	$(22,207)	$2,229

Revenue:
Housing revenue	$130,936	$206,068
Land revenue	12,774	4,365
Other	6,965	784
Total homebuilding revenue	150,675	211,217

Financial services revenue	5,410	5,352
Total revenue	$156,085	$216,569

Land, Lot Investment in Unconsolidated Subsidiaries
Impairment by Region:
Midwest	$2,519	$(240)
Florida	18,494	307
Mid-Atlantic	94	1,078
Continuing operations	21,107	1,145
Discontinued operations	-	-
Consolidated Total	$21,107	$1,145

Abandonments by Region:
Midwest	$24	$22
Florida	131	1,003
Mid-Atlantic	1,049	30
Continuing operations	1,204	1,055
Discontinued operations	-	-
Consolidated Total	$1,204	$1,055

M/I Homes, Inc. and Subsidiaries
Selected Supplemental Financial and Operating Data
(Dollars in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2008	2007

EBITDA (1)	$6,530	$16,040
Interest incurred – net of fee amortization	$5,511	$9,702
Interest amortized to cost of sales	$2,573	$3,396
Depreciation and amortization	$2,780	$1,925
Non-cash charges	$23,137	$3,176

Cash provided by operating activities	$98,752	$53,196
Cash provided by (used in) investing activities	$7,734	$(2,234)
Cash used in financing activities	$(106,377)	$(58,243)

Financial services pre-tax income	$3,337	$2,650

(1) Earnings before interest, taxes, depreciation and amortization ("EBITDA") is defined, in accordance with our credit facility, as net income, plus interest expense (including interest amortized to land and housing costs), income taxes, depreciation, amortization and non-cash charges, minus interest income.

Units:

New contracts:
Continuing operations	554	931
Discontinued operations	-	11
Consolidated total	554	942
Homes delivered:
Continuing operations	450	686
Discontinued operations	24	18
Consolidated total	474	704

	March 31,
	2008	2007
Backlog:
Units	816	1,678
Aggregate sales value (thousands)	$243,000	$543,000
Average sales price	$297	$323

	March 31,
	2008	2007
Balance Sheet and Operating Data:
Unrestricted cash/cash held in escrow	$13,222	$21,255
Homebuilding inventory:
Lots, land and land development costs	$464,541	$687,159
Land held for sale	3,559	23,724
Homes under construction	248,103	329,055
Land purchase deposit	3,041	4,447
Other	28,606	32,559
Total homebuilding inventory	$747,850	$1,076,944

Total assets	$961,893	$1,395,643
Homebuilding debt	$247,616	$485,605
Shareholders’ equity	$559,582	$717,661
Book value per common share	$32.79	$43.99
Homebuilding net debt/capital ratio	29%	39%

M/I Homes, Inc. and Subsidiaries
Selected Supplemental Financial and Operating Data

	Land Position Summary

	March 31, 2008			March 31, 2007

	Lots	Lots Under		Lots	Lots Under
	Owned	Contract	Total	Owned	Contract	Total

Midwest Region	6,195	527	6,722	7,125	515	7,640

Florida Region	4,183	261	4,444	8,132	785	8,917

Mid-Atlantic Region	1,950	881	2,831	2,722	1,141	3,863

Continuing operations	12,328	1,669	13,997	17,979	2,441	20,420

Discontinued operations	-	-	-	571	-	571

Total	12,328	1,669	13,997	18,550	2,441	20,991